EXHIBIT (a)(1)(C)

Notice of Guaranteed Delivery
for
Tender of Ordinary Shares
of
Arel Communications and Software Ltd.
to
Mr. Clayton L. Mathile
(Not to be Used for Signature Guarantees)

The Offer and Withdrawal Rights Will Expire at 5:00 p.m., New York Time, on Monday, June 21, 2004, Unless the Offer is Extended.

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) made by Mr. Clayton L. Mathile for 656,424 ordinary shares, par value NIS 0.001 per share, of Arel Communications and Software Ltd. (“Arel”), or such greater number of shares that will represent 5% of the total voting rights of Arel outstanding as of the expiration of the offer (“Shares”), if (1) certificates evidencing Shares are not immediately available, (2) certificates evidencing Shares and all other required documents cannot be delivered to American Stock Transfer & Trust Company, as Depositary (the “Depositary”), prior to the Initial Expiration Date or Final Expiration Date (as defined in “Section 1. Terms of Our Offer; Proration; Expiration Date” of the Offer to Purchase (as defined below)), as applicable, or (3) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See “Section 3. Procedures for Tendering Shares or Notifying Us of Your Objection to This Offer” of the Offer to Purchase.

The Depositary for the offer is:

American Stock Transfer & Trust Company

By Hand/Overnight Courier:	By Facsimile Transmission:	By Mail:
(718) 234-5001
American Stock Transfer &	Confirm by Telephone:	American Stock Transfer &
Trust Company	(718) 921-8200	Trust Company
59 Maiden Lane		59 Maiden Lane
New York, New York 10038		New York, New York 10038
Attn: Reorganization Department		Attn: Reorganization Department

                Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile transmission other than as set forth above, will not constitute a valid delivery.

                The certificate(s) evidencing all tendered Shares, in proper form for transfer, together with the Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal), properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal, must be received by the Depositary within three New York Stock Exchange trading days after the date of the execution of this Notice of Guaranteed Delivery.

                This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto, the signature guarantee must appear in the space provided in the signature box on the Letter of Transmittal.

The guarantee on the reverse side must be completed.

Ladies and Gentlemen:

                The undersigned hereby tenders to Mr. Clayton L. Mathile, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 21, 2004 (the “Offer to Purchase”), and the related Letter of Transmittal (which, as amended from time to time, together constitute the “Offer”), receipt of each of which is hereby acknowledged, the number of ordinary shares, par value NIS 0.001 per share (“Shares”), of Arel Communications and Software Ltd. specified below pursuant to the guaranteed delivery procedure described in “Section 3. Procedures for Tendering Shares or Notifying Us of Your Objection to This Offer” of the Offer to Purchase.

                In the event of a termination of the Offer, the Shares tendered pursuant to the Offer will be returned to the tendering holders promptly (or, in the case of tendered by book-entry transfer, such shares will be credited to the account maintained at The Depository Trust Company (“DTC”) from which such shares were delivered).

                The undersigned understand(s) that payment by the Depositary for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (1) certificates representing Shares (or book-entry confirmation of the transfer of such shares into the Depositary’s account at DTC) and a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with respect to such shares with any required signature guarantees and any other documents required by the Letter of Transmittal, or (2) a properly transmitted agent’s message (as defined in the Offer to Purchase).

                All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

————————————————————————————————————
Number of Shares

————————————————————————————————————
Certificate Nos. (If Available)

☐ Check this box if shares will be delivered by book-entry transfer:

Name of Eligible Institution:______________________________________________

Account No.:_________________________________________________________

————————————————————————————————————
Name(s) of Holders

————————————————————————————————————
Street Address

————————————————————————————————————
City, State and Zip Code

————————————————————————————————————
Area Code and Telephone No.

SIGN HERE

————————————————————————————————————
Signature(s) of Holder(s)

_________________, 2004
Date

        This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as name(s) appear(s) on certificate(s) for the shares or, if tendered by a participant in DTC, exactly as the participant’s name appears on a security position listing as the owner of the shares, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with the Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es):

————————————————————————————————————
Name(s) of Holders

————————————————————————————————————
Capacity

————————————————————————————————————
Street Address

————————————————————————————————————
City, State and Zip Code

DO NOT SEND CERTIFICATES WITH THIS FORM. CERTIFICATES SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

                The undersigned, a recognized member of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (1) represents that the above named persons are deemed to own the shares tendered hereby, (2) represents that the tender complies with the rules of the Exchange Act, and (3) guarantees to deliver to the Depositary, certificates evidencing the shares tendered hereby, in proper form for transfer, with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, and any other required documents, or confirmation of book-entry transfer of such shares into the Depositary’s account at The Depository Trust Company, all within three trading days of the date of this guarantee.

The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and share certificates to the Depositary within the time period indicated above. Failure to do so may result in financial loss to such eligible guarantor institution.

___________________________ Name of Firm ___________________________ Street Address ___________________________ City, State and Zip Code ___________________________ Telephone Number	___________________________ Authorized Signature ___________________________ Name ___________________________ Title ________________, 2004 Date